"Baron Capital, Inc."
Transaction Schedule
From 01-01-02 - 02-28-02

                Source/                                 Exec.
Date            Account ID    Trans     Qty             Price
--------        ----------    -----     ----------      ---------
02-22-02        bcm           removed*     52,500        n/a


















* Removed from BCM's discretionary management.